Exhibit 99.1

WABCO Reports Q2 2014 Results; Solidly Outperforms Volatile and Decreased Global Commercial Vehicle Market; Updates Guidance for 2014

•	Q2 2014 sales of $735.0 million, up 5.9 percent in local currencies and up 8.4 percent in U.S. dollars from a year ago

•	Q2 2014 operating margin of 13.4 percent on a performance basis versus 13.5 percent a year ago; operating margin of 12.3 percent on a U.S. GAAP basis versus 12.7 percent a year ago

•	Q2 2014 diluted EPS of $1.42 on a performance basis, up from $1.30 a year ago; diluted EPS of $1.23 on a U.S. GAAP basis versus $1.31 a year ago

•	In Q2 2014, WABCO generated $116.7 million in net cash from operating activities and $93.5 million of free cash flow, excluding payments of $4.7 million for streamlining, separation and acquisition items, resulting in a conversion rate of 108 percent of performance net income attributable to the company

•	Updates guidance for full year 2014; sales growth to now range from 6 to 9 percent in local currencies, versus previous guidance to range from 6 to 11 percent; diluted EPS on a performance basis to now range from $5.45 to $5.75, versus previous guidance to range from $5.30 to $5.80, and diluted EPS on a U.S. GAAP basis to now range from $4.77 to $5.07, versus previous guidance to range from $4.78 to $5.28

•	Reiterates that WABCO expects in 2014 to convert between 80 and 90 percent of its net income attributable to the company into free cash flow, excluding payments associated with streamlining, separation and acquisition items

BRUSSELS, Belgium, July 25, 2014 – WABCO Holdings Inc. (NYSE: WBC), a leading global supplier of technologies to improve the safety and efficiency of commercial vehicles, today reported Q2 2014 sales of $735.0 million, up 5.9 percent in local currencies from a year ago and up 8.4 percent in U.S. dollars, including the Q2 2014 consolidated results in local currencies of Transics International, WABCO’s previously disclosed acquisition.

WABCO reported Q2 2014 performance operating income of $98.2 million, up from $91.7 million a year ago, and operating income was $90.4 million on a U.S. GAAP basis, up from $86.4 million a year ago.

WABCO’s performance operating margin for Q2 2014 was 13.4 percent (which was adversely affected by 0.20 percent from currency transactional effects year on year) versus 13.5 percent a year ago, and operating margin was 12.3 percent on a U.S. GAAP basis versus 12.7 percent a year ago.

“In Q2 2014, we continued to demonstrate our ability to outperform the market in every region as we further increased WABCO content per vehicle and steadily expanded market share in a still volatile and uncertain market that contracted by 5 percent year on year,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer.

“In addition, in Q2 2014, we delivered a new quarterly record of performance gross profit margin at 31.6 percent, leading to a performance operating income at $98.2 million,” said Esculier. “Furthermore, we continued to demonstrate our ability to deliver outstanding value for WABCO’s shareowners by setting a new quarterly record for performance earnings per diluted share at $1.42, exceeding the previous record by $0.12.”

“In Q2 2014, WABCO achieved $19.0 million of materials and conversion productivity, while also continuing to contain price erosion. However, as anticipated, performance operating margin continued to be negatively impacted by headwinds from currency transactional dynamics,” said Esculier. “WABCO’s Operating System, our global management environment, further enabled fast and flexible responses to market changes during Q2 2014 and generated gross materials productivity of 5.2 percent and conversion productivity of 6.4 percent, both showing continued robust quarterly gains.”

For Q2 2014, WABCO reported performance net income attributable to the company of $86.6 million or $1.42 per diluted share, up from $82.4 million or $1.30 per diluted share a year ago, and Q2 2014 U.S. GAAP net income attributable to the company of $75.0 million or $1.23 per diluted share versus $83.2 million or $1.31 per diluted share a year ago.

During Q2 2014, WABCO generated $116.7 million in net cash from operating activities and $93.5 million of free cash flow, excluding payments of $4.7 million for streamlining, separation and acquisition items, resulting in a conversion rate of 108 percent of performance net income attributable to the company.

Since June 2011, WABCO has repurchased 12,067,889 shares for $820.9 million in open market transactions as of June 30, 2014. WABCO is authorized to repurchase up to $179.1 million of additional shares through December 31, 2014.

Recent Highlights

On July 17, 2014, WABCO reported the launch of its industry-first modular braking system platform (mBSP) and disclosed that it has already won major contracts for this breakthrough technology from two global commercial vehicle makers headquartered in Europe. WABCO’s latest innovative braking architecture now enables its customers to interchangeably equip their diverse global truck and bus platforms with anti-lock braking (ABS) or electronic braking (EBS) systems based on regional market or regulatory requirements worldwide. WABCO’s next generation mBSP features the industry’s highest standardization across ABS and EBS components and systems software. One customer contract is WABCO’s single largest ever as the company will provide mBSP with ABS and EBS applications to equip the customer’s next generation of trucks and buses to be manufactured in Europe, North America, Brazil and India from 2017 through 2021. WABCO will provide EBS for the other customer’s range of commercial vehicles from 2018 through 2022. WABCO had announced the incremental business associated with both contracts in April 2014.

WABCO announced in July 2014, that its newly acquired fleet management solutions (FMS) company, Transics International, signed a ground-breaking contract with Saudi-Arabia based Almarai, one of the world’s largest dairy companies. It marks the global expansion of Transics, a market leader in Europe, after WABCO acquired the company in February 2014. Transics will equip Almarai’s long-haul fleet of more than 1,300 trucks with its industry-leading fleet management system, further enhancing safety performance and operational efficiency. Starting in August 2014, Transics will upgrade Almarai’s trucks with advanced TX-SKY on-board computers and install its web-based back office system TX-CONNECT for efficient truck, driver, trailer and cargo management. Transics expects to furnish Almarai’s entire fleet of long-haul trucks by the second quarter of 2015.

WABCO reported in Q2 2014 that it has expanded its TailGUARD™ safety system to include waste management vehicles for the first time. TailGUARD helps to improve vehicle and operator safety by combining rear blind-spot detection and automatic braking. It assists operators while driving in reverse to detect both stationary and moving objects in rear blind spots via audio and visual signals. TailGUARD can also automatically apply the brakes of vehicles equipped with anti-lock braking to prevent collisions. WABCO introduced TailGUARD technology in 2010 and today it protects more than 5,000 trailers across Europe.

In Q2 2014, WABCO disclosed that it rounded off yet another successful year in China by receiving a record number of 15 awards from leading industry bodies, customers and peers in recognition of the company’s outstanding performance on improving customer service through innovation and productivity. Twelve of the awards were received from leading commercial vehicle manufacturers. WABCO also won major awards from industry bodies for performance in areas such as environmental stewardship and innovations in technology.

WABCO announced in July 2014 that the Madras Management Association (MMA) has granted its 2014 Award for Managerial Excellence in Manufacturing to WABCO INDIA. The MMA recognized WABCO for excellence in multiple areas, including financial performance, product innovation and customer awards. The MMA promotes world-class standards of management education and training in India since its founding in 1956. Today, more than 8,000 companies, institutions and individuals hold membership in the MMA.

In Q2 2014, WABCO announced the opening of a new Application Engineering Center in Pune, India. The new center, WABCO’s second of its kind in India, will allow WABCO’s engineers to work closely with global commercial vehicle manufacturers in India to jointly develop customized products and solutions across a broad range of vehicle platforms. The WABCO team at the new Application Engineering Center will consist of application engineers and test engineers to provide custom-tailored support to its broad base of customers. This facility enables WABCO to further differentiate itself by providing on-demand and on-time support to all of its original equipment customers.

In Q2 2014, WABCO disclosed that it has successfully acquired the remaining 3.16 percent of Transics International. As previously announced in February 2014, WABCO had acquired 96.84 percent of Transics International shares for a net consideration of EUR 95.8 million. WABCO subsequently made a public offer to acquire the remaining 3.16 percent of outstanding shares, consistent with Belgian takeover rules. WABCO now owns 100 percent of the securities issued by Transics International NV for which WABCO paid in net consideration a total amount of EUR 99.9 million.

WABCO Updates Full Year 2014 Guidance

Based on our current estimates of future market conditions, WABCO tightens its previously disclosed guidance for full year 2014. WABCO expects full year 2014 sales growth to now range from 6 to 9 percent in local currencies, versus previous guidance to range from 6 to 11 percent; performance operating margin to now range from 12.9 to 13.3, versus previous guidance to range from 12.8 to 13.6 percent; and operating margin on a U.S. GAAP basis to now range from 12.2 to 12.6 percent, versus previous guidance to range from 12.4 to 13.2 percent, resulting in diluted EPS on a performance basis to now range from $5.45 to $5.75, versus previous guidance to range from $5.30 to $5.80 and diluted EPS on a U.S. GAAP basis to now range from $4.77 to $5.07, versus previous guidance to range from $4.78 to $5.28.

Consistent with its committed framework, WABCO reiterates that it expects in 2014 to convert between 80 and 90 percent of its net income attributable to the company into free cash flow, excluding payments associated with streamlining, separation and acquisition items.

“Looking ahead, our three-pillar strategy of technology leadership, globalization and excellence in execution will continue to drive WABCO’s differentiation that positions us as preferred supplier in the global commercial vehicle industry,” said Esculier. “Indeed, our solid results in Q2 2014 proved once again that, despite uncertainty and volatility in demand across different regions, WABCO continues to strongly outperform the market while we also maintain our ability to reliably deliver a robust incremental operating margin,” referring to the ratio of increase in performance operating income and WABCO’s growth in sales.

Conference Call

Jacques Esculier, Chairman and Chief Executive Officer, and Prashanth Mahendra-Rajah, Chief Financial Officer, will discuss WABCO’s results and outlook on a conference call at 9 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q2 2014 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from 12:00 Noon Eastern Time on July 25 until midnight July 31, 2014. Replay dial-in number is +1 404 537 3406 and U.S. toll-free dial-in number is 855 859 2056. Conference ID is 62793636.

About WABCO

WABCO (NYSE: WBC) is a leading global supplier of technologies and control systems for the safety and efficiency of commercial vehicles. Founded nearly 150 years ago, WABCO continues to pioneer breakthrough electronic, mechanical and mechatronic technologies for braking, stability and transmission automation systems supplied to the world’s leading commercial truck, bus and trailer manufacturers. With sales of $2.7 billion in 2013, WABCO is headquartered in Brussels, Belgium. For more information, visit www.wabco-auto.com

Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, our ability to successfully integrate any acquired businesses or our acquired businesses not performing as planned and the other risks and uncertainties described in the

“Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q2 2014 results, several tables follow this news release. Sales excluding the effects of foreign exchange and EBIT are non-GAAP financial measures. Additionally, operating income, EBIT, net income attributable to the company and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude streamlining, separation and acquisition items, and discrete and other one-time tax items, as applicable. Free cash flow presents our net cash provided by operating activities less net cash used for purchases of property, plant, equipment, and computer software. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Three Months Ended June 30, 2014 Condensed Consolidated Statements of Cash Flows

•	Six Months Ended June 30, 2014 Condensed Consolidated Statements of Cash Flows

•	Three Months Ended June 30, 2014 Data Supplement Sheet

•	Six Months Ended June 30, 2014 Data Supplement Sheet

•	Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2014 Guidance

Media, investors and analysts contact

Christian Fife, +1 732 369 7465, christian.fife@wabco-auto.com

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in millions, except share and per share data)	2014	2013	2014	2013

Sales	$735.0	$678.2	$1,464.5	$1,322.9
Cost of sales	505.3	471.6	1,017.0	918.6

Gross profit	229.7	206.6	447.5	404.3
Costs and expenses:
Selling and administrative expenses	96.2	89.2	189.1	171.7
Product engineering expenses	41.1	29.5	77.4	59.8
Other operating expense, net	2.0	1.5	6.4	4.6

Operating income	90.4	86.4	174.6	168.2

Equity income of unconsolidated joint ventures, net	5.8	5.3	11.5	8.2
Other non-operating expense, net	(0.5)	4.0	(2.8)	3.7
Interest income/(expense), net	0.1	(0.2)	0.2	(0.5)

Income before income taxes	95.8	95.5	183.5	179.6

Income tax expense	17.9	9.7	33.7	17.8

Net income including noncontrolling interests	77.9	85.8	149.8	161.8

Less: Net income attributable to noncontrolling interests	2.9	2.6	5.4	4.9

Net income attributable to Company	$75.0	$83.2	$144.4	$156.9

Net income per common share:
Basic	$1.24	$1.33	$2.37	$2.50

Diluted	$1.23	$1.31	$2.35	$2.46

Cash dividend per share of common stock	$—	$—	$—	$—

Weighted average common shares outstanding:
Basic	60,410,581	62,673,044	60,837,176	62,795,504

Diluted	61,041,885	63,500,403	61,516,769	63,790,312

WABCO HOLDINGS INC.

Three Months Ended June 30, 2014 Data Supplement Sheet (Unaudited)

	Three Months Ended June 30,
(Amounts in millions, except per share data)	2014	% of Sales/ Adj Sales	2013	% of Sales/ Adj Sales	Chg vs. 2013	% Chg vs. 2013
Sales
Reported	$735.0		$678.2		$56.8	8.4%
Foreign exchange translational effects	(16.7)		—		(16.7)

Adjusted Sales	$718.3		$678.2		$40.1	5.9%

Gross Profit
Reported	$229.7	31.3%	$206.6	30.5%	$23.1	11.2%
Streamlining costs	2.3		0.3		2.0
Separation costs	0.1		0.2		(0.1)

Performance Gross Profit	$232.1	31.6%	$207.1	30.5%	$25.0	12.1%

Foreign exchange translational effects	(6.2)		—		(6.2)

Adjusted Gross Profit	$225.9	31.4%	$207.1	30.5%	$18.8	9.1%

Selling, Administrative, Product Engineering Expenses and Other
Reported	$139.3	19.0%	$120.2	17.7%	$19.1	15.9%
Streamlining costs	(1.7)		(4.3)		2.6
Separation costs	(0.9)		(0.5)		(0.4)
Acquisition related items	(2.8)		—		(2.8)

Performance Selling, Administrative, Product Engineering Expenses and Other	$133.9	18.2%	$115.4	17.0%	$18.5	16.0%

Foreign exchange translational effects	(4.5)		—		(4.5)

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$129.4	18.0%	$115.4	17.0%	$14.0	12.1%

Operating Income
Reported	$90.4	12.3%	$86.4	12.7%	$4.0	4.6%
Streamlining costs	4.0		4.6		(0.6)
Separation costs	1.0		0.7		0.3
Acquisition related items	2.8		—		2.8

Performance Operating Income	$98.2	13.4%	$91.7	13.5%	6.5	7.1%

Foreign exchange translational effects	(1.7)		—		(1.7)

Adjusted Operating Income	$96.5	13.4%	$91.7	13.5%	$4.8	5.2%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$75.0		$83.2		$(8.2)
Income tax expense	17.9		9.7		8.2
Interest (expense)/income, net	0.1		(0.2)		0.3

EBIT	$92.8	12.6%	$93.1	13.7%	$(0.3)	-0.3%
Streamlining costs	4.0		4.6		(0.6)
Separation costs	1.0		(2.8)		3.8
Acquisition related items	2.9		—		2.9

Performance EBIT (Earnings Before Interest and Taxes)	$100.7	13.7%	$94.9	14.0%	$5.8	6.1%

Pre-Tax Income
EBIT	$92.8		$93.1		$(0.3)
Interest (expense)/income, net	0.1		(0.2)		0.3

Pre-Tax Income	$92.9		$92.9		$—

Streamlining costs	4.0		4.6		(0.6)
Separation costs	1.0		(2.8)		3.8
Acquisition related items	2.9		—		2.9

Performance Pre-Tax Income	$100.8		$94.7		$6.1

Tax rate on a performance basis	14.1%		13.0%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$75.0		$83.2		$(8.2)
Streamlining cost, net of tax	0.4		3.1		(2.7)
Separation costs, net of tax	0.8		(3.0)		3.8
Acquisition related items, net of tax	1.9		—		1.9
Tax items	8.5		(0.9)		9.4

Performance Net Income Attributable to Company	$86.6		$82.4		$4.2

Performance Net Income Attributable to Company per Diluted Common Share	$1.42		$1.30

Common Shares Outstanding - Diluted	61.0		63.5

Incremental Gross Profit and Operating Income Margin	Gross Profit		Operating Income
Increase in adjusted sales from ‘13	40.1		40.1
Increase in adjusted income from ‘13	18.8		4.8

Incremental Income as a % of Sales	46.9%		12.0%
YoY Transactional Foreign Exchange (FX) Impact			1.5

Increase in adjusted income from ‘13 excluding transactional FX impact			6.3
Incremental income excluding transactional FX as a % of Sales			15.7%

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Six Months Ended June 30, 2014 Data Supplement Sheet (Unaudited)

	Six Months Ended June 30,
(Amounts in millions, except per share data)	2014	% of Sales/ Adj Sales	2013	% of Sales/ Adj Sales	Chg vs. 2013	% Chg vs. 2013
Sales
Reported	$1,464.5		$1,322.9		$141.6	10.7%
Foreign exchange translational effects	(19.9)		—		(19.9)

Adjusted Sales	$1,444.6		$1,322.9		$121.7	9.2%

Gross Profit
Reported	$447.5	30.6%	$404.3	30.6%	$43.2	10.7%
Streamlining costs	5.3		3.3		2.0
Separation costs	0.4		0.5		(0.1)

Performance Gross Profit	$453.2	30.9%	$408.1	30.8%	$45.1	11.1%

Foreign exchange translational effects	(9.1)		—		(9.1)

Adjusted Gross Profit	$444.1	30.7%	$408.1	30.8%	$36.0	8.8%

Selling, Administrative, Product Engineering Expenses and Other
Reported	$272.9	18.6%	$236.1	17.8%	$36.8	15.6%
Streamlining costs	(2.3)		(6.6)		4.3
Separation costs	(1.7)		(0.9)		(0.8)
Acquisition related items	(3.8)		—		(3.8)

Performance Selling, Administrative, Product Engineering Expenses and Other	$265.1	18.1%	$228.6	17.3%	$36.5	16.0%

Foreign exchange translational effects	(7.0)		—		(7.0)

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$258.1	17.9%	$228.6	17.3%	$29.5	12.9%

Operating Income
Reported	$174.6	11.9%	$168.2	12.7%	$6.4	3.8%
Streamlining costs	7.6		9.9		(2.3)
Separation costs	2.1		1.4		0.7
Acquisition related items	3.8		—		3.8

Performance Operating Income	$188.1	12.8%	$179.5	13.6%	8.6	4.8%

Foreign exchange translational effects	(2.1)		—		(2.1)

Adjusted Operating Income	$186.0	12.9%	$179.5	13.6%	$6.5	3.6%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$144.4		$156.9		$(12.5)
Income tax expense	33.7		17.8		15.9
Interest (expense)/income, net	0.2		(0.5)		0.7

EBIT	$177.9	12.1%	$175.2	13.2%	$2.7	1.5%
Streamlining costs	7.6		9.9		(2.3)
Separation costs	2.9		(1.7)		4.6
Acquisition related items	5.4		—		5.4

Performance EBIT (Earnings Before Interest and Taxes)	$193.8	13.2%	$183.4	13.9%	$10.4	5.7%

Pre-Tax Income
EBIT	$177.9		$175.2		$2.7
Interest (expense)/income, net	0.2		(0.5)		0.7

Pre-Tax Income	$178.1		$174.7		$3.4

Streamlining costs	7.6		9.9		(2.3)
Separation costs	2.9		(1.7)		4.6
Acquisition related items	5.4		—		5.4

Performance Pre-Tax Income	$194.0		$182.9		$11.1

Tax rate on a performance basis	14.5%		14.0%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$144.4		$156.9		$(12.5)
Streamlining cost, net of tax	2.9		7.4		(4.5)
Separation costs, net of tax	2.3		(2.2)		4.5
Acquisition related items, net of tax	3.8		—		3.8
Tax items	12.5		(4.8)		17.3

Performance Net Income Attributable to Company	$165.9		$157.3		$8.6

Performance Net Income Attributable to Company per Diluted Common Share	$2.70		$2.47

Common Shares Outstanding - Diluted	61.5		63.8

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share data)	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$400.8	$472.8
Short-term investments	54.8	55.2
Accounts receivable, less allowance for doubtful accounts: $4.5 in 2014; $5.0 in 2013	400.9	346.2
Inventories:
Finished products	107.5	93.9
Products in process	8.9	7.2
Raw materials	106.3	106.1
Future income tax benefits	14.5	10.4
Restricted cash	30.8	34.6
Guaranteed notes receivable	61.9	51.4
Other current assets	66.1	56.8

Total current assets	1,252.5	1,234.6

Property, plant and equipment, less accumulated depreciation	428.7	422.5
Goodwill	469.8	381.2
Long-term future income tax benefits	242.2	248.9
Investments in unconsolidated joint ventures	20.3	19.9
Intangible assets, net	93.3	44.3
Other Assets	41.9	41.4

Total Assets	$2,548.7	$2,392.8

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$26.5	$40.1
Accounts payable	177.4	149.3
Accrued payroll	114.6	118.8
Current portion of warranties	30.4	29.8
Taxes payable	16.6	3.8
Accrued expenses	52.5	58.7
Other accrued liabilities	100.0	84.9

Total current liabilities	518.0	485.4

Long-term debt	200.4	47.0
Post-retirement benefits	431.9	438.6
Deferred tax liabilities	133.2	120.1
Long-term income tax liabilities	47.2	45.3
Other liabilities	58.9	59.0

Total Liabilities	1,389.6	1,195.4
Shareholders’ equity:
Preferred stock, 4,000,000 shares authorized; none issued and outstanding	—	—

Common stock, $.01 par value, 400,000,000 shares authorized; shares issued: 77,860,236 in 2014; 77,471,174 in 2013; and shares outstanding: 59,835,541 in 2014; 61,359,025 in 2013	0.8	0.8
Capital surplus	816.2	800.2
Treasury stock, at cost: 18,024,695 shares in 2014; 16,112,149 shares in 2013	(1,097.1)	(896.6)
Retained earnings	1,516.2	1,371.8
Accumulated other comprehensive income
Foreign currency translation adjustments	(18.7)	(14.4)
Unrealized losses on benefit plans, net of tax	(107.3)	(109.0)
Unrealized gains on investments	0.2	—

Total shareholders’ equity	1,110.3	1,152.8
Noncontrolling interests	48.8	44.6

Total equity	1,159.1	1,197.4

Total Liabilities and Equity	$2,548.7	$2,392.8

WABCO HOLDINGS INC. AND SUBSIDIARIES

THREE MONTHS ENDED JUNE 30, 2014 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	June 30,
	2014	2013
(Amounts in millions)

Operating activities:
Net income including noncontrolling interests	77.9	85.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19.4	18.9
Amortization of intangibles	5.9	3.0
Equity in losses of unconsolidated joint ventures, net of dividends received	(0.4)	(0.6)
Non-cash stock compensation	4.3	3.4
Deferred income tax benefit	(1.5)	0.9
Loss on sale or disposal of property, plant and equipment	—	0.1
Changes in assets and liabilities:
Accounts receivable, net	21.7	(1.5)
Inventories	(2.5)	(6.9)
Accounts payable	(3.6)	3.3
Other accrued liabilities and taxes	(10.5)	5.9
Other current and long-term assets	2.2	(17.8)
Other long-term liabilities	3.8	(2.4)

Net cash provided by operating activities	$116.7	$92.1

Investing activities:
Purchases of property, plant and equipment	(24.5)	(18.3)
Investments in capitalized software	(3.4)	(2.3)
Acquisitions, net	(1.3)	—

Net cash used in investing activities	($29.2)	($20.6)

Financing activities:
Net borrowings/(repayments) of revolving credit facilities	82.0	(32.7)
Net repayments of debt	(1.1)	(8.2)
Dividends to noncontrolling interest holders	(1.4)	(1.4)
Purchase of subsidiary shares from noncontrolling interest	(5.7)	—
Proceeds from exercise of stock options	0.9	20.0
Purchases of treasury stock	(102.4)	(56.9)

Net cash used in financing activities	($27.7)	($79.2)

Effect of exchange rate changes on cash and cash equivalents	(1.0)	(1.6)
Net increase in cash and cash equivalents	58.8	(9.3)
Cash and cash equivalents at beginning of period	342.0	175.7

Cash and cash equivalents at end of period	$400.8	$166.4

WABCO HOLDINGS INC. AND SUBSIDIARIES

SIX MONTHS ENDED JUNE 30, 2014 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2014	2013
(Amounts in millions)

Operating activities:
Net income including noncontrolling interests	149.8	161.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	40.8	37.2
Amortization of intangibles	8.9	6.0
Equity in (losses)/earnings of unconsolidated joint ventures, net of dividends received	(1.0)	0.1
Non-cash stock compensation	7.6	6.6
Deferred income tax benefit/(expense)	(0.6)	(0.1)
Loss on sale or disposal of property, plant and equipment	0.2	0.1
Changes in assets and liabilities:
Accounts receivable, net	(38.5)	(54.7)
Inventories	(12.8)	(21.7)
Accounts payable	22.5	48.4
Other accrued liabilities and taxes	(2.5)	2.1
Other current and long-term assets	(16.5)	(26.0)
Other long-term liabilities	4.8	(3.7)

Net cash provided by operating activities	$162.7	$156.1

Investing activities:
Purchases of property, plant and equipment	(44.0)	(33.8)
Investments in capitalized software	(7.1)	(7.2)
Acquisitions, net	(125.9)	—

Net cash used in investing activities	($177.0)	($41.0)

Financing activities:
Net borrowings/(repayments) of revolving credit facilities	152.0	(45.8)
Net repayments of debt	(14.8)	(5.9)
Dividends to noncontrolling interest holders	(2.5)	(2.7)
Purchase of subsidiary shares from noncontrolling interest	(5.7)	—
Proceeds from exercise of stock options	11.2	35.7
Purchases of treasury stock	(194.4)	(100.7)

Net cash used in financing activities	($54.2)	($119.4)

Effect of exchange rate changes on cash and cash equivalents	(3.5)	(4.3)
Net increase in cash and cash equivalents	(72.0)	(8.6)
Cash and cash equivalents at beginning of period	472.8	175.0

Cash and cash equivalents at end of period	$400.8	$166.4

WABCO HOLDINGS INC.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

(Amounts in millions)	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Net Cash Provided by Operating Activities	$116.7	$92.1	$162.7	$156.1

Deductions or Additions to Reconcile to Free Cash Flow:
Net purchases of property, plant, equipment and computer software	(27.9)	(20.6)	(51.1)	(41.0)

Free Cash Flow	$88.8	$71.5	$111.6	$115.1

Less: Streamlining & separation payments	(4.0)	(6.5)	(8.7)	(12.4)
Less: Acquisition related payments	(0.7)	—	(1.2)	—

Free Cash Flow excluding streamlining, separation & acquistion related payments	$93.5	$78.0	$121.5	$127.5

Note: This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of the several measures used to determine incentive compensation for certain employees.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2014 Guidance

(Unaudited)

(Amounts in millions, except per share data)	Previous	Updated
	Full Year 2014 Guidance	Full Year 2014 Guidance

Operating Income

Reported Operating Income Margin	12.4% - 13.2%	12.2% - 12.6%
Streamlining cost, impact to margin	0.2%	0.2%
Separation costs, impact to margin	0.2%	0.2%
Acquisition related items, impact to margin	—	0.3%

Performance Operating Income Margin	12.8% - 13.6%	12.9% - 13.3%

Net Income Attributable to Company

Reported Net Income Attributable to Company	$291.5 - $322.0	$290.7 - $309.0
Streamlining cost, net of tax	12.8	10.9
Tax items	18.0	19.1
Acquisition related items, net of tax	—	7.0
Separation costs, net of tax and separation related taxes	1.0	4.8

Performance Net Income Attributable to Company	$323.3 - $353.8	$332.5 - $350.8

Reported Net Income Attributable to Company per Diluted Common Share	$4.78 - $5.28	$4.77 - $5.07

Performance Net Income Attributable to Company per Diluted Common Share	$5.30 - $5.80	$5.45 - $5.75

Diluted common shares outstanding	~61	~61

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.